Exhibit 10.1

MUTUAL TERMINATION AND RELEASE AGREEMENT

This Mutual Termination and Release Agreement (the “Termination Agreement”) is made and entered into effective as of November 14, 2022 (the “Effective Date”) by and among Tuscan Holdings Corp. II, a Delaware corporation (“Tuscan”), and Tuscan Holdings Acquisition II LLC, a limited liability company organized under the laws of Delaware (“Sponsor”), Surf Air Global Limited, a BVI business company formed under the laws of the British Virgin Islands (“Surf Air”), and Surf Air Mobility Inc., a Delaware corporation and wholly-owned subsidiary of Surf Air (“SAM”).

R E C I T A L S

WHEREAS, Reference is made to that certain Business Combination Agreement, dated as of May 17, 2022, as amended on September 1, 2022 (the “Agreement”), by and among Tuscan, Surf Air, SAM, THCA Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of SAM (“Merger Sub I”), and SAGL Merger Sub Limited, a BVI business company formed under the laws of the British Virgin Islands and wholly-owned subsidiary of SAM (“Merger Sub II”);

WHEREAS, Tuscan and Surf Air desire to mutually terminate the Agreement; and

WHEREAS, Tuscan and Sponsor, on the one hand, and Surf Air and SAM, on the other hand, desire to release each other from all rights, claims and actions each has against the other in connection with the Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for their mutual reliance, the parties agree as follows:

1. Mutual Termination. Pursuant to Section 8.01(a) of the Agreement, Tuscan and Surf Air hereby mutually terminate the Agreement, including without limitation, all obligations under the Agreement, effective as of the Effective Date. Pursuant to Section 8.02 of the Agreement, the parties hereto acknowledge and agree that, as of the Effective Date, the Agreement is void, and in accordance with Section 2 hereof, there shall be no liability under the Agreement on the part of any party thereto. Tuscan and Sponsor acknowledge and agree that neither Surf Air, SAM nor any of their respective Affiliates (as defined in the Agreement) shall be obligated to reimburse or pay to Tuscan, Sponsor or any of their respective Affiliates any fees, costs or expenses pursuant to Section 8.03(b) or Section 8.03(c) of the Agreement. Nothing in this Termination Agreement shall terminate or modify the terms and provisions of the Confidentiality Agreement (as defined in the Agreement). Neither Surf Air, SAM nor any of their respective Affiliates shall have any obligation to issue or make any further loans or advances to Tuscan, Sponsor or any of their respective Affiliates. The terms and provisions of this Section 1 shall take effect immediately prior to the filing of a registration statement with the Securities and Exchange Commission (including any confidential filing) in connection with a Direct Listing, an IPO or a SPAC Transaction or the entry into a written definitive agreement for a Sale Transaction (the “Termination Date”).

2. Mutual Release.

(a) Effective as of the Termination Date, each of Tuscan and Sponsor, each on its behalf and on behalf of their respective subsidiaries, heirs, estates, successors and assigns (the “Tuscan Releasors”), hereby knowingly, fully, unconditionally and irrevocably releases, effective as of the Termination Date, any and all claims, rights, demands and causes of action that such Tuscan Releasor has or may have against Surf Air, SAM, any of their respective Affiliates or any present or former director, officer, manager, employee, shareholder, member, partner advisor, legal counsel, representative or agent of Surf Air, SAM or any of their respective Affiliates (collectively, the “Surf Releasees”), whether asserted or unasserted, known or unknown, contingent or noncontingent, past or present, arising or resulting from or relating, directly or indirectly, to any act, omission, event or occurrence prior to or as of the Termination Date relating to the Agreement, any other Transaction Documents (as defined in the Agreement), any of the transactions contemplated by the Agreement or any other Transaction Documents or any loans issued by Surf Air or any of its Affiliates to Tuscan or any of its Affiliates (the “Tuscan Released Claims”), including that the Transactions will not be consummated and are being abandoned and terminated. For the avoidance of doubt, neither Tuscan, the Sponsor nor any of their Affiliates shall have any obligation to repay the loans issued by Surf Air or any of its Affiliates to Tuscan, the Sponsor or any of their Affiliates prior to the Effective Date. Notwithstanding anything to the contrary in the foregoing, nothing in this Section 2(a) will be deemed to constitute a release or waiver by any Tuscan Releasor of any claim, demand or cause of action, or of any right of, such Tuscan Releasor pursuant to (i) this Termination Agreement or (ii) the Confidentiality Agreement.

(b) Effective as of the Termination Date, each of Surf Air and SAM, each on its behalf and on behalf of their respective subsidiaries (including Merger Sub I and Merger Sub II), heirs, estates, successors and assigns (the “Surf Releasors” and together with the Tuscan Releasors, the “Releasors”), hereby knowingly, fully, unconditionally and irrevocably releases, effective as of the Termination Date, any and all claims, rights, demands and causes of action that such Tuscan Releasor has or may have against Tuscan, Sponsor, any of their respective Affiliates or any present or former director, officer, manager, employee, shareholder, member, partner advisor, legal counsel, representative or agent of Tuscan, Sponsor or any of their respective Affiliates (collectively, the “Tuscan Releasees”), whether asserted or unasserted, known or unknown, contingent or noncontingent, past or present, arising or resulting from or relating, directly or indirectly, to any act, omission, event or occurrence prior to or as of the Termination Date relating to the Agreement, any other Transaction Documents (as defined in the Agreement), any of the transactions contemplated by the Agreement or any other Transaction Documents or any loans issued by Surf Air or any of its Affiliates to Tuscan or any of its Affiliates (the “Surf Released Claims”), including that the Transactions will not be consummated and are being abandoned and terminated. Notwithstanding anything to the contrary in the foregoing, nothing in this Section 2(b) will be deemed to constitute a release or waiver by any Surf Releasor of any claim, demand or cause of action, or of any right of, such Surf Releasor pursuant to (i) this Termination Agreement or (ii) the Confidentiality Agreement (as defined in the Agreement).

(c) Each Releasor acknowledges and agrees that it, he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d) Effective as of the Termination Date each Releasor, on such Releasor’s behalf and on behalf of such Releasor’s other applicable Releasors, hereby waives and relinquishes any rights and benefits that such Releasor may have under Section 1542 or any similar statute or common law principle of any jurisdiction with respect to, in the case of the Tuscan Releasors, the Tuscan Released Claims and, in the case of the Surf Releasors, the Surf Released Claims. Such Releasor acknowledges that it, he or she may hereafter discover facts in addition to or different from those that such Releasor now knows or believes to be true with respect to the subject matter of, in the case of the Tuscan Releasors, the Tuscan Released Claims and, in the case of the Surf Releasors, the Surf Released Claims, but it is such Releasor’s intention to fully and finally and forever settle and release any and all, in the case of the Tuscan Releasors, the Tuscan Released Claims and, in the case of the Surf Releasors, the Surf Released Claims (except as expressly set forth in the second sentence of each of Section 2(a) and Section 2(b)) that do now exist, may exist or heretofore have existed with respect to the subject matter thereof. In furtherance of this intention, the release of, in the case of the Tuscan Releasors, the Tuscan Released Claims and, in the case of the Surf Releasors, the Surf Released Claims (other than as expressly set forth in the second sentence of each of Section 2(a) and Section 2(b))) shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

(e) Each Releasor agrees that he, she or it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Action (as defined in the Agreement), in law or in equity, in any court or before any Governmental Authority (as defined in the Agreement), which, in the case of the Tuscan Releasors, relates to any Tuscan Released Claims and, in the case of the Surf Releasors, relates to any Surf Released Claims.

3. Share Consideration.

(a) In consideration for the agreements and acknowledgements of Tuscan and Sponsor hereunder, immediately prior to the consummation of a Triggering Event, SAM (or the surviving parent entity of Surf Air immediately prior to the consummation of the Triggering Event, or if no such entity, Surf Air, “Surf Parent”) shall issue to Tuscan 600,000 shares of Common Stock (or an equivalent number of shares of common equity of the Surf Parent, the “Termination Shares”). Notwithstanding anything herein to the contrary, if Surf Parent has not consummated a Triggering Event within three years from the Effective Date, this Section 3 shall cease to be of any further force or effect and Tuscan shall have no right to receive, and Surf Parent shall have no obligation to issue or pay, any Shares (as defined below) or any Cash Expense Reimbursement even if a Triggering Event is consummated after such date that is three years after the Effective Date. The Company shall use commercially reasonable efforts to include the Shares in the registration statement used in connection with the consummation of a Direct Listing, IPO or SPAC Transaction, as applicable, or any resale registration statement filed in connection with the consummation of any such transaction. For purposes hereof, a “Triggering Event” shall mean the consummation of any of the following (a) a direct listing of shares of common stock of SAM, par value $0.0001 per share (or the common equity of the Surf Parent, the “Common Stock”), for trading on a nationally recognized stock exchange (such national exchange on which the Common Stock is initially listed, the “National Exchange”) and registration pursuant to Section 12(b) of the Exchange Act (as defined in the Agreement) (a “Direct Listing”); (b) an initial public offering of shares of Common Stock for trading on a National Exchange and registration pursuant to Section 12(b) of the Exchange Act (an “IPO”); (c) a business combination involving a special purpose acquisition company and Surf Air or Surf Parent (a “SPAC Transaction”); or (d) any (i) share exchange, share purchase, consolidation, merger, reorganization or other business combination of Surf Air or Surf Parent, (ii) sale or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of Surf Air or Surf Parent and its subsidiaries, taken as a whole, to any person or entity other than one of Surf Air’s direct or indirect subsidiaries; provided, however, that a transaction described in clauses (i) or (ii) of this clause (d) in which the holders of Surf Air or Surf Parent’s outstanding capital shares immediately prior to such transaction own, directly or indirectly, more than 50% of all of the outstanding capital shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Triggering Event pursuant to clauses (i) or (ii) of this clause (d), or (iii) any purchase or issuance of Common Stock following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the voting power of or economic rights or interests in Surf Parent (any transaction contemplated by this clause (d), a “Sale Transaction”). Notwithstanding anything to the contrary, in no event shall any internal restructuring or reorganization by Surf Air or any of its subsidiaries for tax purposes constitute a Triggering Event. For purposes hereof, a “Going Public Transaction” shall mean the consummation of any of the transactions contemplated by clauses (a), (b) or (c) of the definition of Triggering Event.

(b) In connection with the incurrence of cost and expenses of Tuscan, immediately prior to the consummation of a Triggering Event, Surf Parent shall either (in Surf Air’s sole discretion) (i) issue to Tuscan 35,000 shares of Common Stock (or an equivalent number of shares of common equity of the Surf Parent, the “Expense Shares” and together with the Termination Shares, the “Shares”; it being understood that if Surf Parent satisfies the obligations of this clause (b) by complying with clause (ii) (as opposed to clause (i)), “Shares” shall just refer to the Termination Shares without regard to the Expense Shares) or (ii) shall pay to Tuscan, by wire transfer of immediately available funds, an amount in cash equal to $700,000.00 (the “Cash Expense Reimbursement”).

(c) The number of Shares shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Common Stock occurring on or after the date hereof and prior to the effective time of the Triggering Event.

(d) The parties agree to negotiate in good faith with respect to any amendments to this Termination Agreement necessary or advisable in order to cause the Shares to be issued in a manner that is more tax-efficient for Tuscan and its stockholders; provided, that such updated structure does not result in an adverse tax consequence to Surf Air, SAM Surf Parent or any of their respective subsidiaries or equityholders.

4. Registration Rights. If the Shares have not otherwise been registered for resale under the Securities Act, SAM agrees that it will use its commercially reasonable efforts to file with the Securities and Exchange Commission (the “Commission”) (at SAM’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”) as soon as practicable after the consummation of the Going Public Transaction (the “Filing Date”), and SAM shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 135th calendar day (or 180th calendar day if the Commission notifies SAM that it will “review” the Registration Statement) following the Filing Date and (ii) the 10th Business Day after the date SAM is (x) notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review and (y) the receipt of The Financial Industry Regulatory Authority clearance, if applicable, (such earlier date, the “Effectiveness Date”); provided, however, that SAM’s obligations to include the Shares in the Registration Statement are contingent upon Tuscan furnishing in writing to SAM such information regarding Tuscan, the securities of SAM held by Tuscan and the intended method of disposition of the Shares as shall be reasonably requested by SAM to effect the registration of the Shares, and Tuscan shall execute such documents in connection with such registration as SAM may reasonably request that are customary of a selling stockholder in similar situations, including providing that SAM shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. Notwithstanding the foregoing, if the Commission prevents SAM from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares held by Tuscan or otherwise, such Registration Statement shall register for resale such number of shares of Common Stock which is equal to the maximum number of shares of Common Stock as is permitted by the Commission. In such event, the number of shares of Common Stock to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In the event the Commission informs SAM that all of such shares of Common Stock cannot, as a result of the application of Rule 415, be registered for resale on the Registration Statement, SAM agrees to promptly inform Tuscan thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission, covering the maximum number of shares of Common Stock permitted to be registered by the Commission, on Form S-1 or such other form available to register for resale such shares as a secondary offering. In the case of the registration effected by SAM pursuant to this Termination Agreement, SAM shall, upon reasonable request, inform Tuscan as to the status of such registration.

(a) At its expense SAM shall:

(i) except for such times as SAM is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which SAM determines to obtain, continuously effective with respect to Tuscan, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Tuscan ceases to hold any Shares, (ii) the date all Shares held by Tuscan may be sold without any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for SAM to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two years from the Effectiveness Date of the Registration Statement;

(ii) advise Tuscan within five (5) Business Days:

1. when a Registration Statement or any post-effective amendment thereto has become effective;

2. of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

3. of the receipt by SAM of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

4. subject to the provisions in this Termination Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 4(a)(ii)(4), except for such times as SAM is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v) use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which SAM’s Common Stock is then listed.

(b) Notwithstanding anything to the contrary in this Termination Agreement, SAM shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Tuscan not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by SAM or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event SAM’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house counsel), would require additional disclosure by SAM in the Registration Statement of material information that SAM has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of SAM’s board of directors, upon the advice of legal counsel (which may be in-house counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that SAM may not delay or suspend the Registration Statement on more than three occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from SAM of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Tuscan agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement until Tuscan receives copies of a supplemental or amended prospectus (which SAM agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by SAM that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by SAM unless otherwise required by law or subpoena.

(c) SAM shall use commercially reasonable efforts, if requested by the Tuscan, subject to compliance with federal and states securities laws, to (i) cause the removal of any restrictive legend set forth on the Shares and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Tuscan’s option, within five (5) Business Days of such deposit, provided that in each case (A) such Shares are registered for resale under the Securities Act pursuant to an effective Registration Statement and the Tuscan has sold or proposes to sell such Shares pursuant to such registration, (B) the Tuscan has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (C) SAM, its counsel and its transfer agent have received customary representations and other documentation from the Tuscan that is reasonably necessary to establish that restrictive legends are no longer required as reasonably requested by SAM, its counsel or its transfer agent. With respect to clause (A), while the Registration Statement is effective, SAM shall cause its counsel to issue to the transfer agent a legal opinion to allow the legend on the Shares to be removed upon resale of the Shares pursuant to the effective Registration Statement in accordance with this Section 4(b), and within five (5) Business Days of any request therefor from the Tuscan accompanied by such customary and reasonably acceptable representations and other documentation establishing that restrictive legends are no longer required, deliver to the transfer agent instructions that the transfer agent shall make a new, unlegended entry for such book entry Shares.

(d) References in this Section 4 to SAM shall be deemed to refer to the Surf Parent to the extent that SAM is not the Surf Parent.

5. Tuscan and Sponsor Representations. Each of Tuscan and Sponsor hereby represent and warrant to Surf and SAM, as of the Effective Date and as of the date that the Shares are issued pursuant to Section 3 hereof as follows:

(a) Tuscan is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Each of Tuscan and Sponsor has all necessary power and authority to execute and deliver this Termination Agreement and to perform its obligations hereunder. The execution and delivery by each of Tuscan and Sponsor of this Termination Agreement and the performance and compliance of their obligations hereunder have been duly and validly authorized by all necessary action, and no other proceedings on the part of Tuscan or Sponsor are necessary to authorize this Termination Agreement or to perform their obligations hereunder. This Termination Agreement has been duly and validly executed and delivered by each of Tuscan and Sponsor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of each of Tuscan and Sponsor enforceable against each of Tuscan and Sponsor in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions (as defined in the Agreement).

(c) No Governmental Authority, administrative authority or other third party consents or approvals are required by or with respect to Tuscan or Sponsor in connection with the execution and delivery of this Termination Agreement and performance of their respective obligations hereunder.

(d) There are no Actions pending or, to the actual knowledge of Tuscan or Sponsor, threatened against or by Tuscan or Sponsor that challenge or seek to prevent, enjoin or otherwise delay the terms and transactions contemplated by this Termination Agreement.

(e) Each of Tuscan and Sponsor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated hereby (including Section 3 hereof), and each of Tuscan and Sponsor is capable of bearing the economic risks of such transactions. Each of Tuscan and Sponsor is aware that it has had the opportunity to conduct its own investigation of Surf Air, SAM, their respective subsidiaries and the Shares before engaging in the transactions contemplated hereby, including Section 3, and has been afforded the opportunity to ask such questions and request such information regarding Surf Air, SAM, their respective subsidiaries and the Shares as it believes necessary of, and to receive answers and any such information from Surf Air and SAM concerning Surf Air, SAM, their respective subsidiaries and the Shares or the terms and conditions of the herein, including Section 3. Each of Tuscan and Sponsor has independently and without reliance upon Surf Air, SAM, any of their respective Affiliates or any agent of them, and based on such documents and information as each of Tuscan and Sponsor has deemed appropriate, made its own appraisal of and made its own investigation into the business, operations, property, financial and other conditions of Surf Air, SAM, their respective subsidiaries and the Shares, and made its own decision with respect to the terms and transactions contemplated hereby, including Section 3. Each of Tuscan and Sponsor has consulted, to the extent deemed appropriate by it, with its own advisers as to the financial, tax, legal and related matters concerning the terms and transactions contemplated hereby, including Section 3. Each of Tuscan and Sponsor acknowledges that none of Surf Air, SAM, their respective Affiliates or any of their respective officers, directors, employees, agents, advisors, legal counsel, successors or assigns makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information set forth in any materials made available to Tuscan or Sponsor.

(f) Tuscan is an accredited investor as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). Each of Tuscan and Sponsor acknowledges that the Shares are not registered under the Securities Act, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(g) Each of Tuscan and Sponsor acknowledges that, except as provided herein, (i) neither Surf Air nor SAM has made any representation or warranty, express or implied, regarding any aspect of the Shares or the transactions contemplated hereby, the operation or financial condition of Surf Air, SAM or their respective subsidiaries, or the value of the Shares and (ii) each of Surf Air and SAM is relying upon the truth of the representations and warranties in this Section 5 in connection with the terms and transactions contemplated hereby, including Section 3. Except for the representations and warranties expressly set forth in this Section 5, neither Tuscan nor Sponsor makes any representation or warranty with respect to the terms and transactions contemplated hereby.

6. Surf Air and SAM Representations. Each of Surf Air and SAM hereby represent and warrant to Tuscan and Sponsor, as of the Effective Date, as follows:

(a) Surf Air is a company duly organized, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its organization. SAM is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b) The Shares have been duly authorized and, when issued and delivered to Tuscan against full payment for the Shares in accordance with the terms of this Termination Agreement and registered with SAM’s transfer agent, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under SAM’s restated certificate of incorporation or under the DGCL.

(c) The authorized capital stock of Surf Air consists of (i) 801,996,399 Ordinary Shares (as defined in the Agreement) having a par value of US$0.001 each (“Ordinary Shares”); (ii) 1,866,056 Founder Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Founder Preferred Shares”); (iii) 1,930,155 Class A-1 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class A-1 Preferred Shares”); (iv) 2,820,319 Class A-2 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class A-2 Preferred Shares”); (v) 9,070,476 Class A-3 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class A-3 Preferred Shares”); (vi) 552,804 Class A-4 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class A-4 Preferred Shares”); (vii) 15,646,415 Class A-5 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class A-5 Preferred Shares”); (viii) 14,934,552 Class B-1 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-1 Preferred Shares”); (ix) 25,000,000 Class B-2 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-2 Preferred Shares”); (x) 2,000,000 Class B-3 Preferred Shares (as defined in the Agreement)having a par value of US$0.001 each (the “Class B-3 Preferred Shares”);(xi) 6,000,000 Class B-4 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-4 Preferred Shares”); (xii) 33,638,500 Class B-5 Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-5 Preferred Shares”); (xiii) 150,000,000 Class B-6a Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-6a Preferred Shares”); and (xiv) 108,242,028 Class B-6s Preferred Shares (as defined in the Agreement) having a par value of US$0.001 each (the “Class B-6s Preferred Shares”, and, together with the other classes of preferred shares of the Surf Air, the “Surf Air Preferred Shares”). As of the date of this Termination Agreement, (A) 279,366,268 Ordinary Shares (as defined in the Agreement) (the “Outstanding Surf Air Ordinary Shares”) are issued and outstanding, (B) 1,866,056 Founder Preferred Shares, 1,380,217 Class A- 1 Preferred Shares, 1,197,296 Class A-2 Preferred Shares, 6,206,269 Class A-3 Preferred Shares, 552,804 Class A-4 Preferred Shares, 15,400,417 Class A-5 Preferred Shares, 14,934,552 Class B- 1 Preferred Shares, 24,194,129 Class B-2 Preferred Shares, 1,464,728 Class B-3 Preferred Shares, 3,671,818 Class B-4 Preferred Shares, 25,356,068 Class B-5 Preferred Shares, 132,636,643 Class B-6a Preferred Shares, and 71,478,742 Class B-6s Preferred Shares are issued and outstanding (collectively, the “Outstanding Surf Air Preferred Shares”), (C) no Ordinary Shares or Company Preferred Shares (as defined in the Agreement) are held in the treasury of Surf Air, (D) 15,251,016 Ordinary Shares are reserved for issuance upon exercise of the Company Options (as defined in the Agreement), (E) 4,937,534 Ordinary Shares are reserved for issuance upon exercise of the Company RSUs (as defined in the Agreement), (F) 106,045,370 Ordinary Shares are reserved for issuance upon exercise of the Ordinary Warrants (as set forth in Section 3.03(b) of the Company Disclosure Schedule (as defined in the Agreement)), (G) 805,823 Class B-2 Preferred Shares are reserved for issuance upon exercise of the Class B-2 Preferred Warrants (as set forth in Section 3.03(b) of the Company Disclosure Schedule), (H) 410,123 Class B-3 Preferred Shares are reserved for issuance upon exercise of the Class B-3 Preferred Warrants (as set forth in Section 3.03(b) of the Company Disclosure Schedule), (I) 1,493,015 Class B-4 Preferred Shares are reserved for issuance upon exercise of the Class B-4 Preferred Warrants (as set forth in Section 3.03(b) of the Company Disclosure Schedule), (J) 8,282,432 Class B-5 Preferred Shares, 19,850,546 Class B-6 Preferred Shares and 676,560 Ordinary Warrants are reserved for issuance upon conversion of the Company Notes (as defined in the Agreement), and (K) 327,621,630 Ordinary Shares are issuable upon (I) conversion of the Outstanding Company Preferred Shares (as defined in the Agreement) and the Company Preferred Shares issuable upon exercise of the Class B-2 Preferred Warrants, Class B-3 Preferred Warrants and Class B-4 Preferred Warrants, and (II) conversion of the Company Notes and exercise of the Ordinary Warrants issuable upon conversion of the Company Notes. There are no other classes of share capital of the Surf Air.

(d) SAM or Surf Parent shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock as shall be necessary for the purposes of the issuance of the Shares. In the event that SAM or Surf Parent determines that it does not have a sufficient number of authorized shares of Common Stock to reserve and keep available for issuance as described in this Section 6(d), SAM or Surf Parent shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock.

(e) Each of Surf Air and SAM has all necessary power and authority to execute and deliver this Termination Agreement and to perform its obligations hereunder. The execution and delivery by each of Surf Air and SAM of this Termination Agreement and the performance and compliance of their obligations hereunder have been duly and validly authorized by all necessary action, and no other proceedings on the part of Surf Air or SAM are necessary to authorize this Termination Agreement or to perform their obligations hereunder. This Termination Agreement has been duly and validly executed and delivered by each of Surf Air and SAM and, assuming due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of each of Surf Air and SAM enforceable against each of Surf Air and SAM in accordance with their terms, except as enforceability may be limited by the Enforceability Exceptions.

(f) No Governmental Authority, administrative authority or other third party consents or approvals are required by or with respect to Surf Air or SAM in connection with the execution and delivery of this Termination Agreement and performance of their respective obligations hereunder.

(g) There are no Actions pending or, to the actual knowledge of Surf Air or SAM, threatened against or by Surf Air or SAM that challenge or seek to prevent, enjoin or otherwise delay the terms and transactions contemplated by this Termination Agreement.

(h) There are no Actions pending, or to the actual knowledge of Surf Air or SAM, threatened against or by Surf Air or SAM, or, to the knowledge of Surf Air or SAM, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Surf Air or SAM, threatened by any Governmental Authority, against Surf Air or SAM, their respective properties or assets, or, to the knowledge of Surf Air or SAM, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon Surf Air or SAM, nor are any assets of Surf Air’s or SAM’s respective businesses bound or subject to any Governmental Order (as defined in the Agreement) the violation of which would, individually or in the aggregate, reasonably be expected to be material to Surf Air or SAM. Each of Surf Air and SAM is in compliance with all Laws (as defined in the Agreement) in all material respects. For the past three (3) years through the date hereof, Surf Air and SAM have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Surf Air or SAM.

(i) The Financial Statements (defined below) shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The Financial Statements are based on the books and records of Surf Air and its consolidated Subsidiaries, and fairly present in all material respects the financial condition of Surf Air and its consolidated Subsidiaries as of the respective dates they were prepared and the results of the operations of Surf Air and its consolidated Subsidiaries for the periods indicated, except, in the case of the Interim Financial Statements, subject to normal audit adjustments and the absence of footnotes. “Financial Statements” means: (i) consolidated audited financial statements consisting of the consolidated balance sheet of Surf Air and its consolidated Subsidiaries (as defined in the Agreement) as of December 31, 2021, and December 31, 2020, and the related consolidated statements of income, changes in equity, and cash flow for the respective twelve (12) month periods ended December 31, 2021, and December 31, 2020, (such financial statements, “Audited Financial Statements”), and (ii) consolidated unaudited financial statements consisting of the consolidated balance sheet of Surf Air and its Subsidiaries as of June 30, 2022 and the related consolidated statements of income, changes in equity, and cash flow for the respective six (6) month periods ended June 30, 2022 (such financial statements, the “Interim Financial Statements”).

(j) Each of Surf Air and SAM acknowledges that, except as provided herein, (i) neither Tuscan nor Sponsor has made any representation or warranty, express or implied, regarding any aspect of the terms or transactions contemplated hereby and (ii) each of Tuscan and Sponsor is relying upon the truth of the representations and warranties in this Section 6 in connection with the terms and transactions contemplated hereby. Except for the representations and warranties expressly set forth in this Section 6, neither Surf Air nor SAM makes any representation or warranty with respect to the terms and transactions contemplated hereby.

7. Indemnification. Each of Tuscan and Sponsor, on one hand, and each of Surf Air and SAM, on the other hand (the parties with the obligation to indemnify, together with their respective successors and assigns, the “Indemnifying Parties”) agrees to, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, Surf Air, SAM and their respective officers, directors, members, partners, shareholders, agents, subsidiaries, affiliates and employees, on the one hand, or Tuscan, the Sponsor and their respective officers, directors, members, partners, shareholders, agents, subsidiaries, affiliates and employees, on the other hand (the parties with the right to indemnification, the “Indemnified Parties”) against any and all losses, claims, actions, damages, liabilities, obligations, taxes, penalties, fines, costs, fees, and expenses (including reasonable fees, costs and expenses of legal counsel) suffered, sustained, accrued or incurred by any of the Indemnifying Parties (“Losses”) arising from, as a result of or in connection with (i) the termination of the Agreement, (ii) the fact that the transactions contemplated by the Agreement will not be consummated, and/or (iii) any other facts or circumstances arising from or relating to the Agreement and the transactions that were contemplated thereby (including without limitation, any and all Losses arising from or in connection with any claims, suits or actions brought by or on behalf of any shareholder of Tuscan and/or Sponsor); provided, that Surf Air and SAM shall have no obligation to indemnify or hold harmless Tuscan, the Sponsor or their respective officers, directors, members, partners, shareholders, agents, subsidiaries, affiliates or employees unless such Losses arise primarily from the gross negligence or intentional misconduct of Surf Air, SAM or any of their controlled Affiliates; and provided further, Tuscan and the Sponsor shall have no obligation to indemnify or hold harmless Surf Air, SAM or their respective officers, directors, members, partners, shareholders, agents, subsidiaries, affiliates or employees unless such Losses arise primarily from the gross negligence or intentional misconduct of Tuscan, the Sponsor or any of their controlled Affiliates. An Indemnified Party shall (a) give prompt written notice to any Indemnifying Party of any claim with respect to which it seeks indemnification hereunder (provided that the failure to give prompt notice shall not impair, restrict or limit such Indemnified Party’s right to indemnification hereunder except to the extent, and only to the extent, such failure has materially prejudiced such Indemnifying Party) and (b) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and any of the Indemnifying Parties may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Party. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one law firm (as well as one law firm per applicable local jurisdiction) for all Indemnified Parties with respect to such claim. No Indemnifying Party, in the defense of such claim or litigation, shall, except with the prior consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement or compromise unless such entry of judgement, settlement or compromise (A) includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Parties of a full and irrevocable release from all liability (contingent or otherwise) and claims in respect to such claim or litigation, (B) includes only monetary damage for which the Indemnifying Parties are fully liable and responsible, (C) does not include any admission of wrongdoing by any Indemnified Party and (D) does not include any performance obligations on the part of any Indemnified Party or any injunctive relief, specific performance or other equitable remedy applicable to any Indemnified Party.

8. Acknowledgment. Each party expressly acknowledges that each party has read and understood this Termination Agreement and has entered into it voluntarily and without coercion.

9. Applicable Law; Waiver of Jury Trial. This Termination Agreement shall be construed and any disputes as to its performance shall be determined in accordance with the laws of the State of Delaware. All Actions arising out of or relating to this Termination Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware. The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court (or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware) for the purpose of any Action arising out of or relating to this Termination Agreement, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Termination Agreement or the terms hereof may not be enforced in or by any of the above-named court. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Termination Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Termination Agreement by, among other things, the mutual waivers and certifications in this Section 9.

10. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the addresses set forth on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

12. Entire Agreement. This Termination Agreement, together with the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Termination Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

13. Severability. If any term or other provision of this Termination Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Termination Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the terms and transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Termination Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms and transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

14. No Claims Against Trust Fund. Surf Air and SAM agree that, notwithstanding any other provision contained in this Termination Agreement, Surf Air, SAM and their respective current or future Affiliates do not now have, and shall not at any time have, any claim to, or make any claim against, the Trust Fund (as defined in the Agreement), regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Surf Air, SAM or their respective Affiliates, on the one hand, and Tuscan, the Sponsor or their respective Affiliates, on the other hand, this Termination Agreement, the Agreement, any other Transaction Document, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to as the “Claims”). Notwithstanding any other provision contained in this Termination Agreement, the Agreement or any other Transaction Document, Surf Air and SAM, on behalf of themselves and their respective current and future Affiliates, hereby irrevocably waive any Claim against the Trust Fund any of Surf Air, SAM or their respective Affiliates may have, now or in the future, and will not seek recourse against the Trust Fund (including any distributions therefrom) for any reason whatsoever in respect thereof. In the event that any of the Surf Entities commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Fund (including any distribution therefrom) or SPAC’s public stockholders for funds distributed from the Trust Fund, whether in the form of money damages or injunctive relief, SPAC and its Representatives, as applicable, shall be entitled to recover from the Surf Entities the associated legal fees and costs in connection with any such action, in the event SPAC or its Representatives, as applicable, prevails in such action or proceeding.

15. Assignability. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that Tuscan may assign its rights (in whole or in part) under this Termination Agreement to an Affiliate of Tuscan without consent of the other parties hereto.

[Signature Page to Follow]

In Witness Whereof, Tuscan, Surf Air, SAM, and Sponsor have executed this Termination Agreement effective as of the date first written above.

TUSCAN HOLDINGS CORP. II:

By:	/s/ Stephen Vogel
Stephen Vogel
Chief Executive Officer

Address:	135 E. 57th St.
New York, NY 10023
Attention: Stephen Vogel, Chief Executive Officer
Email: Stephen@tuscanholdings.com

with a copy (which shall not constitute effective notice) to:

Graubard Miller The Chrysler Building 405 Lexington Ave., 11th Fl. New York, NY 10174 Attention: David Alan Miller / Jeffrey M. Gallant Email: dmiller@graubard.com jgallant@graubard.com

TUSCAN HOLDINGS ACQUISITION II, LLC:

By:	/s/ Stephen Vogel
Stephen Vogel
Chief Executive Officer

Address:	135 E. 57th St.
New York, NY 10023
Attention: Stephen Vogel, Chief Executive Officer
Email: Stephen@tuscanholdings.com

with a copy (which shall not constitute effective notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Ave., 11th Fl.
New York, NY 10174
Attention: David Alan Miller / Jeffrey M. Gallant
Email: dmiller@graubard.com
jgallant@graubard.com

In Witness Whereof, Tuscan, Surf Air, SAM, and Sponsor have executed this Termination Agreement effective as of the date first written above.

SURF AIR GLOBAL LIMITED:

By:	/s/ Sudhin Shahani
Sudhin Shahani
Chief Executive Officer

Address:	12111 S. Crenshaw Boulevard
Hawthorne, California 90250

with a copy to:

O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111 Attn: C. Brophy Christensen, Jr. Noah Kornblith E-mail: bchristensen@omm.com nkornblith@omm.com

SURF AIR MOBILITY, INC.:

By:	/s/ Sudhin Shahani
Sudhin Shahani
President, Chief Financial Officer, Treasurer and Secretary

Address:	12111 S. Crenshaw Boulevard
Hawthorne, California 90250

with a copy to:

O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, California 94111 Attn: C. Brophy Christensen, Jr. Noah Kornblith E-mail: bchristensen@omm.com nkornblith@omm.com